SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2005 annual meeting of stockholders (the “Annual Meeting”) of Cytyc Corporation (“Cytyc” or the “Company”) held on May 11, 2005, the Cytyc stockholders approved and adopted an amendment to Cytyc’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Cytyc common stock to 400,000,000 from 200,000,000 (the “Charter Amendment”). The Charter Amendment was discussed in Cytyc’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 4, 2005. The Charter Amendment became effective upon its filing with the Secretary of State of the State of Delaware on June 8, 2005.

The description of the Charter Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is furnished pursuant to Item 5.03:

Exhibit No.	Description
3.1	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation, as amended, dated June 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan Chairman, Chief Executive Officer, and President

Date: June 13, 2005

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation, as amended, dated June 8, 2005